Exhibit 99.1

[McGladrey LLP letterhead]

October 8, 2015

Audit Committee
ClearOne, Inc.
5225 Wiley Post Way, Suite 500
Salt Lake City, UT 84116

Attention: Scott Huntsman, Chairman of the Audit Committee

We have determined that an associated entity of McGladrey LLP has provided certain prohibited non-audit services to an international subsidiary of ClearOne, Inc. (the “Company"). As a result, in accordance with Rule 2-01 of Regulation S-X and the auditing and related professional practice standards of the Public Company Accounting Oversight Board (the “PCAOB”), McGladrey has determined that its independence has been impaired with respect to the Company. See 17 C.F.R. § 201.2-01(c)(4). McGladrey has reached this conclusion despite its belief that the services at issue did not impact its integrity and objectivity.

McGladrey is hereby providing notice pursuant to Item 4.02(b) of Form 8-K that the Company should disclose that reliance should not be placed on (i) the Report of Independent Registered Public Accounting Firm dated March 30, 2015 relating to the Company’s consolidated financial statements for the year ended December 31, 2014, and (ii) the completed interim reviews for the periods ended March 31, 2015 and June 30, 2015. Accordingly, McGladrey hereby withdraws our audit report on the Company’s financial statements for the year ended December 31, 2014 and revokes our consents to incorporate this report by reference in any and all registration statements. We also hereby resign as the Company’s auditor.

Very Truly Yours,

/s/ McGladrey LLP